Item 3

Regus plc

(incorporated and registered in England and Wales under the Companies Act 1985 with registered number 3548821)

Extraordinary General Meeting
Form of Proxy

For use at the Extraordinary General Meeting
To be held at 10:00am on 16 June 2003

I/We (name in full)

of
being (a) holder(s) of ordinary shares of 5p each in Regus plc hereby appoint the Chairman of the meeting or (see note 5)

as my/our proxy to attend and on a poll vote for me/us and on my/our behalf at the Extraordinary General Meeting of Regus plc to be held on 16 June 2003 and at any adjournment thereof. I/We direct my/our proxy to vote in respect of the resolution in the Notice of Meeting as follows:

Ordinary Resolutions
For

Against

1.	To approve any action undertaken by the board to address the balance sheet position of the Company

2.	To approve an amendment to resolution 1

If resolution 2 is passed, to vote on the amended resolution 1 as follows:

3.	To approve the specific steps towards addressing the balance sheet position of the Company which are referred to in the Circular to shareholders dated 23 May 2003

Please indicate with an X in the space provided how you wish your votes to be cast. If no specific direction is given the proxy will vote or abstain at his/her discretion.

Dated................................................................................................ 2003

Signature(s) or Common Seal

Notes
1.	In order to be effective this Form of Proxy, duly completed and signed, together with any power of attorney or other authority under which it is signed or a notarially certified copy thereof or a copy certified in accordance with the Powers of Attorney Act 197 1, must be deposited at the address shown overleaf not later than 48 hours before the meeting.

2.	Appointments by a corporation must be under the common seal or under the hand of an officer or attorney duly authorised in writing.
3.	In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the register of members in respect of the joint holding.

4.	A proxy need not be a member of Regus but must attend the meeting in person to represent the member.
5.	A member may appoint a proxy of his own choice in which case he should delete the reference to the Chairman of the meeting and insert the name of the proxy in the space provided.
6.	Completion of this Form of Proxy will not prevent the holder(s) from attending and voting at the meeting in person should they so wish.